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                                                                   EXHIBIT 10.21

                                                 [SERVICEWARE TECHNOLOGIES LOGO]

2004 Executive Compensation Plan

Kent Heyman CEO

Components of Compensation:
Base Salary
Executive Bonus Incentive paid annually
Stock Options
Severance Agreement

2004 Plan
Base Salary:                                       $ 225,000
Target Executive Incentive:                        $ 125,000
                                                   ---------
Total Cash Compensation                            $ 350,000

Current Equity (stock options you hold now)        1,300,000
Stock Options to be Granted in 2004*:                800,000

*Special vesting schedule 25% after 1 year, 50% after 2 years, 25% after 3 years

2004 Executive Cash Incentive Model:

Paid annually
Key Metric: EBIDTA
Minimum threshold to begin earning incentive $700,000
Bonus caps at 150% of your target incentive at $3,000,000 EBIDTA.

You will earn 8.152% of every dollar EBIDTA between $700,000 and capping at $3,000,000. Your cash incentive caps at 150% of your target executive incentive stated above.

Stock Options:

As part of your long term compensation for ServiceWare, you will receive a new grant of 800,000 options of ServiceWare stock that will vest over three years.

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Severance Agreement

Your severance agreement will remain as stated in your employment agreement.

In consideration for the foregoing severance agreement and incentive plan, and as a condition precedent to the granting thereof, you must sign a current ServiceWare Technologies, Inc. Confidentiality, Non-Competition and Assignment of Inventions Agreement, in the form attached hereto, and have it in our files.

Please sign and return this agreement to Human Resources.

Signature: _________________________________________________